Exhibit 99.1

Lennox International completes sale of heat transfer joint venture to Outokumpu

      (DALLAS, TX – June 7, 2005) — Lennox International Inc. (NYSE: LII) announced today they have completed the previously announced sale of their 45 percent interest in their heat transfer joint venture to Outokumpu Copper Products OY of Finland for $39.3 million.

      Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at www.lennoxinternational.com or by contacting Karen O’Shea, Vice President, Communications and Public Relations, at 972-497-5258.

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